Exhibit 10.18

EMPLOYEE1 STOCK OPTION AGREEMENT
UNDER THE EDGE THERAPEUTICS, INC.
2014 EQUITY INCENTIVE PLAN

THIS STOCK OPTION AGREEMENT (this “Agreement”) between Edge Therapeutics, Inc. (the “Corporation” or the “company”) and the individual specified on the Notice of Grant (the “Optionee”) is made as of the date of grant specified on the Notice of Grant to which this Agreement is attached (the “Grant Notice”).  The date of grant specified on the Grant Notice is referred to herein as the “Grant Date.”

RECITALS

WHEREAS, the Corporation maintains the Edge Therapeutics, Inc. 2014 Equity Incentive Plan (the “Plan”) for the benefit of its employees, directors and consultants; and

WHEREAS, the Plan permits the Corporation to award options with respect to shares of the Corporation’s common stock, $0.00033 par value per share (“Shares”), subject to the terms of the Plan.

NOW, THEREFORE, in consideration of these premises and the agreements set forth herein, the parties, intending to be legally bound hereby, agree as follows:

1.             Award of Option.  The Corporation hereby grants to the Optionee, as of the Grant Date, the option (the “Option”) to purchase the number of Shares specified on the Grant Notice (the “Option Shares”).  The Option is subject to the terms set forth herein, and the terms of the Plan, which terms and provisions are incorporated herein by reference.  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.

2.             Type of Option.  If the Grant Notice indicates that the grant type is “ISO,” then the Option is intended to be an Incentive Stock Option described by Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).  Notwithstanding the designation of this Option as either an Incentive Stock Option or non-qualified stock option, the Corporation makes no representation as to the treatment of the Option under any federal, state, local or foreign tax law and the Corporation has not advised the Optionee on such matters.  If the Grant Notice does not specify the grant type as “ISO,” or if any portion of the Option cannot qualify as an Incentive Stock Option, then the Option (or such portion of the Option, as applicable) shall not be an Incentive Stock Option.

1  To be used for employees who are not executives.

3.             Term of Option.

(a)          Term.  The term of the Option shall commence on the Grant Date and end on the Expiration Date specified on the Grant Notice, or on such earlier date as provided in the Plan and Section 3(b) below (the “Term”).

(b)          Termination of Employment.  Upon the Optionee’s termination of employment with the Company and its Subsidiaries, except as set forth in Section 5(b) or Section 14 hereof, the unvested portion of the Option shall cease to vest and shall be forfeited and the vested portion of the Option (taking into consideration any vesting required by Section 5(b) hereof, if applicable) shall remain exercisable by the Optionee or the Optionee’s beneficiary or legal representative, as the case may be, for a period of (i) 90 days in the event of the Optionee’s termination for any reason other than for Cause, death or Disability and (ii) 180 days in the event of a termination due to death or Disability; provided, however, that no part of the Option shall be exercisable after the Expiration Date.  The entire unexercised portion of the Option, whether or not vested, shall be forfeited immediately upon the Optionee’s termination by the Company or a Subsidiary for Cause.

4.             Exercise Price.  The cost to the Optionee to purchase, pursuant to this Agreement, one Option Share is the Exercise Price specified on the Grant Notice (subject to adjustment as set forth in the Plan).

5.             Exercise of Option.  The Option will be exercisable during the Term only to the extent that it is then vested and then only in accordance with the terms and provisions of the Plan and this Agreement.

(a)          Vesting – General.  The Option will vest and become exercisable in accordance with the vesting schedule set forth on the Grant Notice.  Except as provided in Section 5(b) hereof, upon the Optionee’s termination of employment with the Corporation and its Subsidiaries for any reason, the unvested portion of the Option shall be immediately forfeited with no consideration due to the Optionee.

(b)          Vesting – Change in Control.  Unless otherwise determined by the Committee, the unvested portion of the Option shall not automatically vest upon a Change in Control.  Notwithstanding the foregoing, the Option shall vest in full upon a Qualifying Termination (as defined in Section 5(c)).

(c)          Definition of Qualifying Termination.  For purposes of this Agreement, “Qualifying Termination” means a termination of the Optionee’s employment with the Corporation or any Subsidiary that occurs during the 12-month period immediately following a Change in Control and is (i) due to the Optionee’s death or Disability, (ii) by the Corporation or a Subsidiary without Cause or (iii) by the Optionee for Good Reason.  “Good Reason” shall have the meaning given in an effective employment, consulting, severance or other similar agreement between the Optionee and the Corporation or any Subsidiary, or, if the Optionee is not a party to such an agreement or the term “Good Reason” is not defined therein, “Good Reason” shall mean, without the Optionee’s written consent, (i) a reduction in the Optionee’s base salary or target bonus opportunity expressed as a percentage of base salary, (ii) a material diminution in the Optionee’s title, duties, authority, reporting relationship or responsibilities from those in effect immediately prior to such Change in Control or (iii) a relocation of the Optionee’s principal office or work location to a location that is more than thirty-five (35) miles from the Optionee’s principal office or work location immediately prior to such Change in Control; provided, however, that no event or circumstance shall constitute Good Reason unless the Optionee provides written notice to the Corporation or a Subsidiary of the condition that could constitute “Good Reason” within ninety (90) days after the initial existence of such condition, such condition is not remedied by the Company or a Subsidiary within thirty (30) days after such written notice is given to the Company, and the Optionee terminates his or her employment within ninety (90) days following the end of such cure period.  Notwithstanding the foregoing, if the Optionee is party to an effective employment, consulting, severance or other similar agreement between the Optionee and the Corporation or a Subsidiary and (A) any prong of the definition of “good reason” therein is less favorable to the Optionee than the corresponding prong in the definition set forth in this Agreement, then the corresponding prong in this Agreement shall apply for purposes of this Option and (B) the definition of “good reason” set forth therein does not include a relocation prong, then clause (iii) of the definition of Good Reason set forth in this Agreement shall apply to the Optionee with respect to this Option

(d)          Method of Exercise.  The Optionee may exercise the Option by providing written notice to the Corporation stating the election to exercise the Option.  Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Corporation or such other Person as may be designated by the Corporation.  The written notice shall be accompanied by (i) payment of the Exercise Price and (ii) payment of, or arrangement of payment of, all applicable withholding taxes as provided in Section 9 below.  Payment of the purchase price shall be by cash, or certified or bank check or such other consideration and method of payment as may be authorized by the Committee pursuant to the Plan.  Following exercise, any certificate(s) for Option Shares shall be registered in the name of the Optionee (or his or her heirs or beneficiary, as applicable).

(e)          Partial Exercise. The Option, to the extent vested, may be exercised in whole or in part; provided, however, that any exercise may apply only with respect to whole numbers of Option Shares.

(f)          Restrictions on Exercise.  Upon a Change in Control, the right to exercise the Option shall be subject to Sections 7.1 and 7.2 of the Plan.  The Option shall not be exercised if the issuance of the Option Shares upon such exercise would constitute a violation of any applicable federal or state securities laws or other laws or regulations.  As a further condition to the exercise of the Option, and in addition to any other requirements set forth in this Agreement, the Corporation may require the Optionee to make any other representation or warranty to the Corporation as may be required by or advisable under any applicable law or regulation.

(g)          Termination of Option.  Upon the end of the Term, any portion of the Option that remains unexercised shall be forfeited and cancelled with no consideration due to the Optionee.

6.             Non-Transferability of Option.  The Option may not be sold, pledged, assigned, hypothecated, gifted, transferred or disposed of in any manner either voluntarily or involuntarily by operation of law, other than by will or by the laws of descent and distribution.  During the Optionee’s lifetime, the Option is exercisable only by the Optionee.  If the Optionee dies during the Term, the terms of this Agreement and the Plan will be binding upon the executors, administrators, legal guardians, representatives, estate and heirs of the Optionee, whether testamentary heirs or heirs by intestacy.

7.              Conditions on All Transfers of Option Shares.  Notwithstanding anything to the contrary contained in this Section 7, no Transfer of an Option Share shall be made, or, if attempted or purported to be made, shall be effective, unless and until the Corporation is satisfied that the Transfer will not violate any federal or state securities law or any other law or agreement (including this Agreement).  If the Transfer would violate any such law or agreement and the Optionee nevertheless attempts or purports to engage in a Transfer of Option Shares, then the Corporation shall not recognize such Transfer on the books and records of the Corporation and such Transfer will be null and void ab initio.  In addition, the Optionee will be liable to the Corporation for damages, if any, which may result from such attempted or purported Transfer.

8.              No Promise of Employment.  Neither the Plan nor the Option nor the holding of Option Shares will confer upon the Optionee any right to continue in the employ or other service of the Corporation or any Subsidiary, or limit, in any respect, the right of the Corporation or any Subsidiary to discharge the Optionee at any time, with or without Cause and with or without notice.

9.             Withholding.  The Optionee shall be responsible for making appropriate provision for all taxes required to be withheld in connection with the Option or the exercise thereof.  Such responsibility shall extend to all applicable federal, state, local and foreign withholding taxes.  The Corporation or its Subsidiaries, in their sole discretion, shall have the right to retain the number of shares whose Fair Market Value equals the amount to be withheld in satisfaction of the applicable withholding taxes (or to withhold from any payroll or other amounts otherwise due to the Optionee the amount of withholding taxes due in connection with the exercise of the Option).  Notwithstanding the foregoing, if the Optionee is subject to Section 16 of the Exchange Act at the time of exercise of the Option, then the Company shall permit the Optionee to pay the Exercise Price and the withholding taxes relating to the exercise of the Option through a broker-assisted exercise of the Option whereby the broker will sell a number of shares sufficient to pay such Exercise Price and withholding taxes and shall remit the proceeds of the sale to the Company, and with any remaining shares to be credited to the account of the Optionee (provided that any form of payment of the withholding taxes or exercise price relating to the Option that would result in liability accounting shall not apply notwithstanding any contrary position in this Agreement or in the Plan).

10.            The Plan.  The Optionee has received a copy of the Plan (a copy of which is attached hereto as Exhibit A), has read the Plan and is familiar with its terms, and hereby accepts the Option subject to all of the terms and provisions of the Plan, as amended from time to time, and this Agreement.  Pursuant to the Plan, the Committee is authorized to interpret the Plan and to adopt rules and regulations not inconsistent with the Plan as it deems appropriate.  The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee with respect to the Plan, this Agreement, the Option Shares or any agreement relating to the Option or the Option Shares.

11.           Governing Law.  This Agreement will be construed in accordance with the laws of the State of Delaware, without regard to the application of the principles of conflicts of laws of Delaware or any other jurisdiction.

12.           Severability.  All provisions of this Agreement are distinct and severable and if any clause shall be held to be invalid, illegal or against public policy, the validity or the legality of the remainder of this Agreement shall not be affected thereby, and the remainder of this Agreement shall be interpreted to give maximum effect to the original intention of the parties hereto.

13.           Amendment.  Subject to the provisions of the Plan, this Agreement may only be amended by a writing signed by each of the parties hereto.

14.           Employment Agreement Override.  If the Optionee is a party to an effective employment, consulting, severance or other similar agreement with the Company or any of its Subsidiaries that provides for any special vesting benefits in connection with a termination of employment or other service that conflict with those set forth in this Agreement or the Plan, the provisions of such employment, consulting, severance or other similar agreement shall control, except that any provision in any such employment, consulting, severance or other similar agreement (i) that requires vesting of options upon a Change in Control or similar event shall not apply to the Option and (ii) that specifies a period during which the Option may be exercised following a termination of employment shall not apply to the Option.

15.           Entire Agreement.  This Agreement, together with the Grant Notice and the Plan, and the other exhibits attached thereto or hereto, represents the entire agreement between the parties hereto relating to the subject matter hereof, and merges and supersedes all prior and contemporaneous discussions, agreements and understandings of every nature relating to the award of the Option to Optionee by the Corporation.  By signing the Grant Notice, the Optionee understands and hereby agrees that any provision in an effective employment, consulting, severance or other similar agreement between the Optionee and the Company or any Subsidiary that requires vesting of options upon a Change in Control or similar event, or that specifies a period during which the Option may be exercised following a termination of employment, shall not apply to the Option.

EXHIBIT A

Edge Therapeutics Inc. 2014 Equity Incentive Plan

NOTICE OF GRANT AND OPTION AGREEMENT

Company Information:	Optionee:
Edge Therapeutics, Inc.	[NAME]

300 Connell Drive, Suite 4000	[ADDRESS]
[CITY, STATE, ZIP]
United States

Berkeley Heights, NJ 07922
United States

Phone: 800-208-EDGE	Phone: [_________]

Fax: 800-208-3433	Email: [__________]

Plan Name:	2014 Equity Incentive Plan	Date of Grant:	[_____]

Grant Type:	[ISO] [NQSO]	Date of Expiration:	[_____]

Option Number:	[___]

Number Granted:	[_____]

Vesting Type:	Other	Exercise Price:	$[_____]

Vesting Start Date:	[_____]	Total Option Price:	$[_____]

Vesting Schedule:
	Date Vested	Shares Vested
	[_____]	[_____]
	[_____]	[_____]
	[_____]	[_____]
	[_____]	[_____]
	[_____]	[_____]
	[_____]	[_____]
	[_____]	[_____]
	[_____]	[_____]
	Total:	[_____]
By your signature and the Company’s signature below, you and the Company agree that the Option specified in this Grant Notice is granted under and governed by the terms and conditions of the 2014 Equity Incentive Plan, as amended from time to time, and the Option Agreement, all of which are attached and made a part of this Grant Notice.

OPTIONEE:		EDGE THERAPEUTICS, INC.

Name:	[_________]	By:	[_________]

Date:		Date: